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                                                                    Exhibit 99.1

DATE:  June 18, 1997

FROM:                               FOR:
Andrew Edson & Associates, Inc.     Financial Services Acquisition Corporation
79 Madison Avenue, 3rd floor        2 World Trade Center, 84th Floor
New York, N.Y.  10016               New York, N.Y.  10048
(212) 213-7636                      (212) 748-7000
Andrew S. Edson                     Gilbert Scharf

FOR IMMEDIATE RELEASE
---------------------

FINANCIAL SERVICES ACQUISITION CORPORATION
CHANGES CORPORATE NAME TO
MAXCOR FINANCIAL GROUP INC.

Elects 2 Directors at Annual Meeting

         NEW YORK, June 18 -- Shareholders at the annual meeting of Financial Services Acquisition Corporation (NASDAQ -- FSAT) held here today have elected to change the Company name to Maxcor Financial Group Inc., effective immediately.

         "Our new name emphasizes financial strength and maximizing the service we provide to our customers," explained Gilbert D. Scharf, chairman, president and chief executive officer. "The name Maxcor is already known to many of our clients by virtue of our registered broker-dealer subsidiary having operated for the past decade under the name Euro Brokers Maxcor Inc. Additionally, our municipal securities business, which we started a year ago, has traded under the Maxcor name. Going forward, we intend to structure our operations so that all inter-dealer brokerage activities are conducted within Euro Brokers subsidiaries or affiliates and all other financial services activities, such as asset management, information and pricing services and principal capital markets business, are identified with the Maxcor name."

         The common stock of the Company, which currently is traded on the Nasdaq National Market System under the symbol FSAT, is expected to begin trading on the Nasdaq National Market System under the symbol MAXF by the open of business tomorrow. The new Cusip number for the common stock will be 577772G 10 0. Further, the Nasdaq trading symbols for the Company's series A and series B warrants will become MAXFW (new Cusip number 57772G 11 8) and MAXFZ (new Cusip number 57772G 12 6), respectively.

         Also at the annual meeting, two current directors of the Company -- James W. Stevens and Frederick B. Whittemore -- were re-elected to the Company's eight-member board. Their term of office as Class I directors will expire in three years.

                                     (more)

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Maxcor - Add 1


         Mr. Stevens, 60, has been a director of the Company since the Euro Brokers' acquisition in August 1996. From 1987 through 1994, Mr. Stevens held various senior positions at The Prudential Insurance Company of America, including serving on its operating council and as chairman and chief executive officer of the Prudential Asset Management Group. Previously, he was a managing director of Dillon Read & Co. Inc., chairman of Citicorp Venture Capital Ltd. and group executive of Citicorp's Capital Markets Group.

         Mr. Whittemore, 65, has been a director of the Company since its inception in 1994. Since 1989, Mr. Whittemore has been an advisory director at Morgan Stanley & Co. and chairman of several of its mutual funds. He started at the investment bank in 1958, was named a partner in 1967 and a managing director from 1970 to 1988. He has also been a member of the Council of Foreign Relations since 1983 and was chairman of the board of the Amos Tuck School of Business Administration at Dartmouth College from 1988 to 1992. Mr. Whittemore is also a former governor and vice chairman of the American Stock Exchange.

         In another related matter, shareholders at the annual meeting ratified the appointment of Price Waterhouse LLP as the Company's independent auditor for the year ending Dec. 31, 1997.

         Maxcor Financial Group Inc. is a financial services holding company providing services in a broad range of financial markets and financial instruments. Through its Euro Brokers subsidiaries, it is a leading domestic and international inter-dealer brokerage firm specializing in emerging market products, money market instruments, derivatives, natural gas and electricity, repurchase agreements and fixed income securities. Operating from offices in New York, London, Tokyo, Toronto, Sydney and Mexico City, the Company employs more than 700 professionals who serve a wide range of multinational banks, securities dealers and other financial institutions.

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